                                                    EXHIBIT 10.8


                   AGREEMENT OF PURCHASE AND SALE OF ASSETS


              THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS (this "Agreement"), is made as of July 13, 1995, by and among VISION NEWCO, INC., a Delaware corporation (herein, together with its successors and assigns, "Buyer"), VIRTUAL VISION, INC., a Washington corporation (herein, together with its successors and assigns, "Seller"), as debtor and debtor in possession, and THE OFFICIAL UNSECURED CREDITORS' COMMITTEE, on behalf of the bankruptcy estate of Virtual Vision (the "Creditors' Committee").

                                    RECITALS

        A. On July 18, 1994 (the "Petition Date"), Seller filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code") with the United States Bankruptcy Court for the Western District of Washington, at Seattle (the "Bankruptcy Court"), Case Number 94-05834 (the "Case"), and currently is operating its business and managing its property as a debtor in possession, pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Creditors' Committee was appointed, pursuant to Section 1102 of the Bankruptcy Code, in August of 1994.

        B. Seller is in the business (the "Business") of developing and manufacturing visual display devices using, without limitation, liquid crystal displays, images from which are optically projected for virtual image perception by the user thereof, and which are capable, among other things, of being integrated with other devices.

        C. Seller is desirous of selling and Buyer is desirous of purchasing all of the assets of Seller other than the Excluded
Assets (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I

                       ASSETS SUBJECT TO THIS AGREEMENT

        1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, and pursuant to Sections 363, 365 and/or 1129 of the Bankruptcy Code, Seller shall sell, assign, transfer, deliver and convey to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing (as defined in Section 8.1), all of Seller's right, title and interest in and to all of its rights, properties and assets of every nature, kind and description, tangible and intangible, wherever located, except for the Excluded Assets (defined below) (collectively, the

"Acquired Assets"). The Acquired Assets shall include, without limitation:

        1.1.1 Receivables. All notes receivable, accounts receivable and other amounts owing to Seller in connection with the operation of the Business.

        1.1.2 Inventory. All inventories of raw materials, work in progress, finished goods, goods in transit and other inventoried items owned by Seller on the Closing Date, wherever situated, including, without limitation, rights in goods possessed by distributors, sales representatives or vendors and the items listed on Schedule 1.1.2 (the "Inventory").

        1.1.3 Tangible Assets. All machinery, equipment, tools, parts, spare parts, accessories, vehicles, office furniture, office furnishings, office equipment, supplies, computer hardware and software and all other tangible personal property of every kind and nature owned by Seller on the Closing Date, whether or not a fixture, including, without limitation, those items listed on Schedule 1.1.3.

        1.1.4 Contractual Rights. All rights and incidents of interest of Seller in and to (a) the contracts, agreements, leases, purchase orders, sales orders, licenses and other commitments, including, without limitation, those listed on
Schedule 1.1.4 (the "Assumed Contracts") and (b) any contracts, agreements, leases, purchase orders, sales orders, licenses and other commitments under negotiation.

        1.1.5 Intangible Assets. All of Seller's right, title and interest in and to the intangible assets of Seller including, without limitation, (a) all know-how, inventions, formulas, innovations, designs, processes, formulations, trade secrets and other technology, and mask work protection and technology, (b) all patents, patent applications, inventions upon which patent applications have not been filed, trade names, trademarks, trademark registrations and applications, copyrighted works, copyrighted registrations and applications including, without limitation, those listed on Schedule 1.1.5 and all divisions, continuations reissues, renewals, extensions and all other improvements to any of the foregoing (the "Patents"; collectively with subparagraph (a), the "Technology"), (c) the business and goodwill of Seller as a going concern, and (d) subject to Section
9.3 below, all of Seller's rights in the name "Virtual Vision" and all related names, marks, abbreviations, symbols and designs.

        1.1.6 Governmental Licenses, Permits and Approvals. All licenses, permits, franchises, qualifications, authorizations and approvals issued or granted to Seller by any Governmental
Authority (as defined in Section 4.1.3) including, without limitation, those listed on Schedule 1.1.6, to the extent assignable pursuant to their respective terms.

        1.1.7 Records. Except as otherwise set forth in Section 1.2.3, all books, reports, files, documents, sales literature and other marketing materials, designs, drawings, diagrams, plans, manuals, research and testing records, asset listings, suppliers' list, customers' lists, customers' records, employee records, accounting, financial and operating records and other records of Seller of every nature, whether written, printed or electronically stored.

        1.1.8 Credits, Prepaid Items, etc. All credits, prepaid expenses, deferred charges, advance payments, deposits and prepaid items owned by Seller on and after the date hereof including, without limitation, those items listed on Schedule 1.1.8.

        1.1.9 Certain Claims. All of Seller's rights and incidents of interest in and to all causes of action, suits, proceedings, judgments, claims and demands of any nature, whenever maturing or asserted (and all interests in and rights to claims under insurance policies and insurance contracts and claims thereunder) including, without limitation, all of Seller's right, title and interest in and to all actions or claims of any kind whatsoever (and any and all proceeds related thereto), whether direct, indirect, contingent, known or unknown, including, without limitation, any insurance claims, related to or arising under or in connection with the Nonexclusive License Agreement and Asset Agreement dated as of October 17, 1994 between Seller and Virtual Image Displays, Inc.

        1.1.10 Other Assets. All other rights, properties or assets of Seller other than the Excluded Assets.

        1.2 Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, the following rights, properties and assets of Seller (collectively, the "Excluded Assets") shall be retained by Seller and shall not be included in the Acquired Assets sold, transferred, assigned, conveyed and delivered to Buyer:

        1.2.1 Cash. All cash, cash equivalents, marketable securities, bank balances, bank accounts, deposits, monies in possession and petty cash of Seller.

        1.2.2 Praegitzer Molds. The proprietary molds of Virtual Vision in which Praegitzer Industries, Inc. holds a valid security interest.

        1.2.3 Certain Corporate Records. The corporate minute books and records, stock ledger, corporate seal and income tax records and returns of Seller, and any worksheets, notes, files or documents primarily related thereto, wherever located.

        1.2.4  Other Excluded Assets.  Any assets identified by
Buyer in Schedule 1.2.4.

                                  ARTICLE II

                                 CONSIDERATION

        2.1 Consideration. In consideration of the sale, assignment, transfer and conveyance of the Acquired Assets, the representations and warranties of Seller contained in this Agreement and the other undertakings of Seller in this Agreement, Buyer shall at the Closing:

        (a) pay $1,850,000 to the Creditors' Committee or its designee, on behalf of Seller, by wire transfer of immediately available funds (with the $100,000 earnest money already held in trust by counsel to the Creditors' Committee to be applied against the foregoing amount);

        (b) execute and deliver to the Creditors' Committee or its designee, on behalf of Seller, a promissory note in the principal amount of $1,000,000 (the "Buyer Note"), in accordance with the Terms Sheet attached hereto as Exhibit A; and

        (c) execute and deliver a Royalty Agreement in favor of the Creditors' Committee or its designee, on behalf of Seller (the "Royalty Agreement"), in accordance with the Terms Sheet attached hereto as Exhibit A.

        2.2 Allocation of Consideration. Seller and Buyer agree that the consideration shall be allocated among the Acquired Assets in the manner reasonably determined by Buyer. Seller and Buyer shall reflect such allocation in all reports, including Form 8594, filed with the Internal Revenue Service.

                                ARTICLE III

             ASSUMED LIABILITIES AND EXCLUDED LIABILITIES

        3.1 Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no responsibility for and shall not assume or be liable for any liabilities or obligations of Seller or any liabilities or obligations of or relating to the Business or the Acquired Assets, whenever arising and whether primary or secondary, direct or indirect, absolute or contingent, contractual, tortious or otherwise, other than those specifically identified or described in Section 3.2. Without in any way limiting the generality of the foregoing, Buyer shall not assume any of the following:

        3.1.1  Excluded Contract Liabilities.  Subject to Section
3.2, all liabilities and obligations arising under or in connection with all contracts, leases, agreements, purchase orders, sales orders, licenses, commitments and other arrangements.

        3.1.2 Employee-Related Liabilities. All liabilities and obligations to any persons employed or formerly employed by Seller or any predecessor of Seller in the Business or otherwise at any time or to any of such persons' spouses, children, other dependents or beneficiaries or arising out of the termination thereof, whenever such claims mature or are asserted, including, without limitation, all liabilities and obligations arising
(a) under any Employee Plans (as defined in Section 5.1), (b) in respect of any or all payroll obligations or practices or under any employment, wage and hour restriction, equal opportunity or discrimination, plant closing, immigration and naturalization laws, (c) under any collective bargaining or employment laws or contracts, (d) in connection with any workers' compensation or any other employee health, accident or safety claims, and/or (e) in respect of any severance, retirement benefits or post-retirement health benefits.

        3.1.3 Tax Liabilities. All liabilities and obligations for United States federal, state, local, foreign or any other taxes or assessments (including, without limitation, any interest, penalty or addition to tax thereon or any cost or expense related thereto) (a) attributable to Seller or any predecessor thereof or to the conduct of the Business and the ownership and operation of the Acquired Assets (including, without limitation, the employment or engagement of any employee or independent contractor) or the ownership or possession of any rights in or to, or the transfer of, any of the Acquired Assets during any period ending on or prior to the Closing Date, (b) attributable to or measured by the income or any franchise, license or permit of Seller (or any predecessor thereof) for any period, whether before or after the Closing, (c) resulting from the transactions contemplated by this Agreement, or (d) assessed, measured or payable at any time on or prior to the Closing Date in respect of any personal property of Seller or any of its predecessors.

        3.1.4 Product Warranty Obligations. All liabilities and obligations with respect to any and all express or implied product warranties or product replacement or return programs, practices, obligations or liabilities relating to any products manufactured, packaged, assembled, sold, distributed, replaced or otherwise disposed of by or on behalf of Seller or any of its predecessors at any time.

        3.1.5 Litigation. All liabilities and obligations of Seller or any of its predecessors under all claims, demands, litigation, actions, suits, investigations, proceedings, assessments or judgments against, involving or applicable to or binding upon Seller or any of its predecessors, the Business or any of the Acquired Assets.

        3.1.6 Other Liabilities. All other liabilities, obligations and indebtedness of Seller or any of its predecessors or affiliates or of the Business of any and every kind and nature, whether now or hereafter owing, due or payable, howsoever evidenced, created, incurred or assumed and whether primary or secondary, direct or indirect, matured or unmatured, known or unknown, absolute or contingent, fixed or unliquidated, secured or unsecured, contractual or tortious, arising by operation of Law (as defined in section 4.1.3) or otherwise.

        3.2 Buyer's Post-Closing Date Responsibilities. Buyer shall be responsible for, and solely for any and all liabilities or obligations arising out of the ownership, possession, use, assumption, assignment or operation of the Acquired Assets or the conduct of the Business by Buyer arising after the Closing Date, and all liabilities or obligations incurred by Seller in the ordinary course of its business within 30 days of the Closing Date.

        3.3 Seller's Closing Obligation. Pursuant to the Official Unsecured Creditors' Committee's First Amended Plan of Reorganization (the "Plan"), Seller shall pay to Insight, Inc. ("Insight") all minimum guaranteed royalty payments outstanding as of the Closing Date under the Patent Transfer Agreement dated as of March 28, 1994 between Insight and Seller.

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

        4.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

        4.1.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease or hold its rights, properties and assets. Seller is not required to qualify as a foreign corporation in any state.

        4.1.2 Corporate Power and Authority. Subject only to the entry by the Bankruptcy Court of the Confirmation Order, Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and any other agreements and instruments to be entered into by Seller in connection herewith. The execution, delivery and performance of this Agreement and all such other agreements and instruments have been duly authorized and approved by all necessary corporate action on the part of Seller. The approval of Seller's shareholders is not required to consummate the transactions contemplated hereby.

        4.1.3 No Conflicts. Neither the execution and delivery nor the performance by Seller of this Agreement or any other agreements and instruments to be executed and delivered by Seller in connection herewith will, (a) (i) violate or conflict with the Articles of Incorporation or By-Laws of Seller, or (ii) to Seller's knowledge after due inquiry, violate, conflict with, result in a breach of, constitute a default under, or permit the acceleration of any obligations under any note, debt instrument, indenture, mortgage, lease, license, purchase or sales order, security agreement or other agreement, commitment, undertaking, arrangement or contract, whether written or oral, express or implied, to which Seller is a party or to or by which the Business or any of the Acquired Assets may be subject or bound, (b) to Seller's knowledge after due inquiry, result in the creation or imposition in favor of any person of any Liens (as defined in Section 4.1.5) upon any of the Acquired Assets, (c) to Seller's knowledge after due inquiry, subject to the entry by the Bankruptcy Court of the Confirmation Order, result in the violation or breach of or conflict with any laws, statutes, rules, regulations, ordinances, orders, arbitration awards, judgments, decrees or other legal requirements (collectively, "Laws") of any federal, state, local or foreign governmental or any subdivision, agency, instrumentality, authority, commission, board or bureau thereof or any federal, state, local or foreign court or arbitrator (individually, a "Governmental Authority") applicable to Seller, any of the Acquired Assets or the Business, or
(d) constitute an event which, after notice or lapse of time or both, would result in any such violation, conflict, default or acceleration, or in the creation or imposition of any such Liens.

       4.1.4 No Consents. Except for the entry by the Bankruptcy Court of the Confirmation Order, and except for any consent or approval required of or by the Federal Communications Commission, there are no consents, waivers, releases, approvals, orders, authorizations, assignments, registrations, declarations, filings or notices (collectively, "Consents") required to be satisfied, obtained from or made to or with any Governmental Authority in order (a) to permit Seller to enter into and perform this Agreement and all other related agreements and instruments and convey good and marketable title to the Acquired Assets as provided in the last sentence of Section 4.1.5 and (b) to permit the use, possession, occupancy and operation of the Acquired Assets by Buyer after the Closing in substantially the same manner as they were used and conducted by Seller on or prior to the date hereof including all contracts which are not Excluded Assets ("Assumed Contracts"), and Buyer thereupon shall have effectively acquired all of Seller's rights and interests in and to the Assumed Contracts.

       4.1.5 Title to Acquired Assets. Seller has good and marketable title to all of the Acquired Assets. At the Closing, Buyer will acquire good and marketable title to, or valid and enforceable leasehold interests in, as the case may be, all Acquired Assets, in each and every case free and clear of any and all security interests, hypothecations, liens, claims, encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments, condemnation proceedings and other burdens or conflicting interests (collectively, "Liens").

       4.1.6 Agreements; No Defaults. Except as shall be specifically released, waived, cured or excused by the Bankruptcy Court Order, neither Seller nor, to the best of Seller's knowledge, any other party to any Assumed Contract has failed to perform any required obligations or improperly terminated or is in breach of or in default under any such Assumed Contract, and, to the best of Seller's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default. To the best of Seller's knowledge, each of the Assumed Contracts is a legal, binding and enforceable obligation of or against the parties thereto.

       4.1.7 Compliance With Laws. (a) Seller has not received any written or oral notice of or citation for noncompliance with any Laws in connection with the Acquired Assets or the Business; and (b) to the best of Seller's knowledge, there exists no fact, condition, situation or circumstance, which, after notice or lapse of time or both, would constitute noncompliance with or give rise to future liability with respect to any such Laws.

       4.1.8 Litigation. Except as disclosed on Schedule 4.1.8 hereto and except for Seller's filing of the bankruptcy petition,
(i) Seller is not subject to any order of, or agreement, memorandum or understanding with, any Governmental Authority applicable to any of the Acquired Assets or the Business, and
(ii) there is no litigation, action, suit, proceeding, claim or investigation pending, or, to the best of Seller's knowledge, threatened against Seller and affecting or relating to the Business, any of the Acquired Assets, the transactions contemplated by this Agreement, and no matter set forth on
Schedule 4.1.8 shall affect, or the ability of Buyer after the Closing to use the Acquired Assets and conduct the Business in substantially the same manner as they are used and conducted on the date hereof.

       4.1.9 Technology. (a) In addition to all other Acquired Assets, Seller is the owner of and possesses all rights in and to, including the right to assign in accordance with the terms hereof, the Technology, subject to the licenses listed on Schedule 4.1.9(a). The rights in and to the Technology to be assigned to Buyer pursuant hereto are sufficient to allow the continued development of the Business, including, without limitation, commercial and consumer applications of the Technology. Any and all elements of the Technology developed by any party or parties other than Seller or in which any other party or parties has at any time had an interest have, and all such interests have, been duly and validly assigned for good and sufficient consideration, along with any and all patents, copyrights and other intellectual property rights therein and the attendant goodwill, to Seller in writing. All such parties and assignments are identified on
Schedule 4.1.9(a), and true and correct copies have been provided to Buyer. Seller has maintained all Technology that is a trade secret in confidence and has maintained sufficient contractual and other arrangements to protect the confidentiality thereof.

        (b) None of the Technology is or contains any trade secret of any other party, and there is and, except as described in
Schedule 4.1.9(b), has been no infringement or claim of infringement of any rights of third parties in or by the use of the Technology, and there do not exist any facts or circumstances which cause any of the rights represented by the Technology to be unenforceable or which limit or restrict the scope of use, sale or licensing of the Technology. Further, except as set forth in this Agreement and Schedules hereto, none of the Technology, nor any element thereof, is licensed to Seller by others, or by Seller to others.

        4.1.10 Delivery of Documents. Seller has delivered, or will have delivered prior to Closing, to Buyer true, correct and complete copies of all Assumed Contracts and such other agreements, instruments or documents as are referred to on any Schedule hereto.

        4.1.11 Brokers' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

        4.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

        4.2.1 Organization and Good Standing; Corporate Power and Authority. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform this Agreement and any other agreements and instruments to be entered into by Buyer in connection herewith. The execution, delivery and performance of this Agreement and any other such agreements and instruments have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement is, and such other agreements and instruments are or upon their execution and delivery by Buyer will be, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

        4.2.2 Conflicts; Defaults. Neither the execution and delivery of this Agreement and any other agreements and instruments to be executed and delivered in connection herewith by Buyer, nor the performance by Buyer of the transactions contemplated hereby or thereby, will violate or conflict with Buyer's Certificate of Incorporation or By-laws.

       4.2.3 No Consents. To the best of Buyer's knowledge after due inquiry, no Consent is required to be obtained from any Governmental Authority in order to permit Buyer to enter into this Agreement and all other related agreements and instruments.

       4.2.4 Brokers' Fees. No broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

        4.3 Representations and Warranties of Creditors'
Committee. The Creditors' Committee represents and warrants that it has been and is duly appointed under Section 1102 of the Bankruptcy Code, and the Creditors' Committee has approved the transactions contemplated by the Plan and this Agreement.

                                   ARTICLE V

                               EMPLOYEE MATTERS

        5.1 Employee Benefits. Seller shall retain all liabilities and obligations in respect of the past, present and future employees of Seller, including, without limitation, under any Employee Plans and all applicable Laws. Without limiting the generality of the foregoing or of Section 3.2, Buyer shall have no liability or obligation whatsoever under any Employee Plan, nor shall Buyer have any obligation to provide any employee benefits to any persons employed or formerly employed by Seller ("Employees") whom Buyer hires or has hired or to make any severance or termination payments to any such Employees in respect of their employment or termination thereof by Seller, whether or not Buyer hires such Employees. For the purposes of this Agreement, "Employee Plans" shall mean the rights of Seller under, and any funds and property held in trust or any other funding vehicle pursuant to, any "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other bonus, stock option, stock appreciation, stock purchase, severance, termination, lay-off, leave of absence, disability, pension, profit sharing, retirement, vacation or holiday pay, insurance, deferred compensation or other employee or welfare benefit plan, agreement or arrangement of Seller applicable to its employees.

        5.2 Future Employment. Buyer may offer employment from and after the Closing Date to any Employees on such terms and conditions as Buyer may, in its sole discretion, determine, but Buyer shall not be obligated to do so pursuant to this Agreement or otherwise. Seller agrees to terminate all or any of its Employees in the manner and at such time as Buyer may reasonably request at or prior to the Closing; provided, however, that, whether or not any Employee of Seller or any of its affiliates becomes, or has become, an employee of Buyer, Seller hereby irrevocably waives and releases such Employee from, and agrees not to seek enforcement against Buyer or such Employee of, any non-competition, non-disclosure, restrictive covenant or other contract between such Employee and Seller or any of its affiliates or predecessors; and provided further, however, that any such restrictions shall inure to the benefit of Buyer.

                                  ARTICLE VI

                            PRE - CLOSING COVENANTS

       6.1 Delivery of Documents; Access. During the period from the date of this Agreement until the Closing, Seller shall promptly deliver true, correct and complete copies of all filings made with the Bankruptcy Court by Seller or any other person relating to this Agreement, the Business or the Acquired Assets. During such period, Seller shall provide the Buyer and its officers, employees and representatives with full and complete access, at reasonable times, to all of the personnel, facilities, books and records of Seller in order to enable Buyer to make a thorough investigation of the Acquired Assets and the Business.

       6.2 Pre-Closing Conduct. During the period from the date of this Agreement until the Closing, Seller shall operate the Business in compliance with all Laws, perform and satisfy all of its liabilities and obligations in the ordinary course and maintain in good repair all of its properties and assets and otherwise operate the business in the ordinary course. Without limiting the foregoing, during the period from the date of this Agreement until the Closing, except as otherwise ordered or approved by the Bankruptcy Court, Seller shall conduct the Business in the ordinary course, except that Seller and its affiliates shall not, without the prior written consent of Buyer:

       (a) sell, transfer, assign, lease or otherwise dispose of any of the Acquired Assets;

       (b) mortgage, pledge, encumber or subject to any Lien, or permit to be mortgaged, pledged, encumbered or subjected to any Lien, any of the Acquired Assets other than Liens existing on the date of this Agreement;

       (c) modify, amend, waive any rights under, permit to expire, cancel or terminate any of the Assumed Contracts;

       (d) move or otherwise relocate any of the Acquired Assets to any other location;

       (e) materially alter the payment or collection practices and policies with respect to Seller's trade payables or accounts receivable;

       (f) incur, assume or guarantee any indebtedness for borrowed money;

       (g) enter into any agreement, contract, commitment or arrangement with a term greater than 30 days or which involves payments to be made by any party in excess of $5,000;

       (h) pay, discharge or satisfy any claims, liabilities or obligations arising on or prior to the Petition Date;

       (i) other than in the ordinary course of business consistent with past practice and in accordance with the terms hereof, pay, discharge or satisfy any claims, liabilities or obligations arising after the Petition Date;

       (j) expend any funds other than in connection with the operations of the Business in the ordinary course of business;

       (k) make, or enter into any agreement, contract, arrangement or commitment to make, any capital expenditures; or

       (l)  agree to take any of the foregoing actions.

       6.3  Certain Consents.

       (a) Seller shall use its best efforts to promptly obtain or cause to be obtained from any required Person, such Lien terminations or releases, agreements, documents and instruments ("Lien Release Documents") as Buyer, in its sole discretion, shall deem necessary or desirable in order to effect and evidence the transfer to Buyer of such title to the Acquired Assets as is provided in this Agreement, each duly completed and executed and in proper form for filing with the appropriate Governmental Authorities and otherwise in form and substance reasonably satisfactory to Buyer. The Lien Release Documents required pursuant to this Section 6.3(a) are referred to herein as the "Required Lien Release Documents."

       (b) Seller shall use its best efforts to promptly obtain or cause to be obtained all Consents required to be obtained in order to permit Seller and Buyer to consummate the transactions provided for hereunder.

       (c) Seller shall take all steps necessary or appropriate to assume and assign to Buyer, effective as of the Closing, the Assumed Contracts.

       6.4 Notice of Certain Events. Seller and Buyer each agrees to give prompt written notice to the other of (a) the occurrence, or failure to occur, of any event, the occurrence or failure to occur of which, with the giving of notice or the lapse of time or both, would cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, promptly upon becoming aware of such event, and
(b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VII

                             CONDITIONS TO CLOSING

       7.1 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, except as otherwise set forth below, at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer in its sole discretion); provided, however, that Buyer shall be obligated to consummate the transactions contemplated by this Agreement unless any breach or nonperformance by Seller or the Committee materially frustrates the purpose of this Agreement:

       7.1.1 Confirmation Matters. The Bankruptcy Court shall have entered the Confirmation Order in such form and substance as is satisfactory to and approved by Buyer, and such order shall remain valid, binding and in full force and effect in such form and substance (without any stay, rescission or modification thereof), and the Confirmation Order shall have become a Final Order (as such term is defined in the Plan).

       7.1.2 Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct as made, both on the date of this Agreement and as of the Closing Date (as though such representations and warranties were made anew on the Closing Date), and Seller shall have performed and complied with, in all material respects, all covenants, agreements, undertakings, obligations and transactions contemplated by this Agreement to be performed by Seller at or prior to the Closing.

       7.1.3 Lien Release Documents.  All Required Lien Release
Documents shall have been obtained by Buyer.

       7.1.4 No Litigation. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority shall be in effect as of the Closing which enjoins, restrains or prohibits any of the transactions contemplated by this Agreement. Except as provided in Section 8.4, no action or proceeding shall be pending or threatened seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

       7.1.5 Consents. Buyer shall have obtained all Consents, in form and substance reasonably satisfactory to Buyer, required to be obtained in order to permit Seller and Buyer to consummate the transactions contemplated by this Agreement.

       7.1.6 No Material Adverse Chance. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the Seller's Business or the Acquired
Assets.

       7.1.7 Exhibits and Schedules.  Each of the Exhibits and
Schedules to this Agreement shall be in form and substance mutually satisfactory to Buyer and Seller.

       7.1.8 Closing Deliveries.  At or prior to the Closing,
Seller shall have delivered, or cause to be delivered, to Buyer each of the documents required by Section 8.2.

       7.2 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion); provided, however, that Seller shall be obligated to consummate the transactions contemplated by this Agreement unless any breach or nonperformance by Buyer materially frustrates the purpose of this Agreement:

       7.2.1 Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order in such form and substance as is satisfactory to and approved by Seller, and such order shall remain valid, binding and in full force and effect in such form and substance (without any stay, rescission or modification thereof) and the Confirmation Order shall have become a Final Order.

       7.2.2 Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of Buyer contained in this Agreement shall be true and correct as made, both on the date of this Agreement and as of the Closing Date (as though such representations and warranties were made anew on the Closing Date).

       7.2.3 No Litigation. No preliminary or permanent injunction or other order (including a temporary restraining order) of any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which enjoins, restrains or prohibits any of the transactions contemplated by this Agreement.

       7.2.4 Exhibits and Schedules.  Each of the Exhibits and
Schedules to this Agreement shall be in form and substance mutually satisfactory to Buyer and Seller.

       7.2.5 Closing Deliveries.  At or prior to the Closing,
Buyer shall have delivered, or cause to be delivered, to Seller each of the documents required by Section 8.3.


                                 ARTICLE VIII

                                    CLOSING

       8.1 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall occur on the first business day that is ten (10) days after the entry of the

Confirmation Order at the offices of STOEL RIVES, 3600 One Union
Square, 600 University Street, Seattle, Washington, or at such other time, date or place as the parties may agree (the "Closing
Date").

       8.2 Closing Deliveries by Seller. Seller shall deliver to Buyer the following items:

       (a) Closing Certificates. One or more certificates on behalf of Seller, each dated the Closing Date and signed by an officer of Seller, as to the satisfaction of the conditions set forth in Section 7.1.2, the receipt of all necessary corporate authorizations and certain other corporate organizational and incumbency matters.

       (b) Forms of Assignment. A bill of sale and other instruments of assignment covering the Acquired Assets to transfer such title to the Acquired Assets as is provided in this Agreement, each in form and substance reasonably satisfactory to Buyer.

       (c) Business License. A business license of Seller issued by the Secretary of State of the State of Washington.

       (d) Mutual Release. A mutual release in the form attached as Exhibit B executed by Seller.

       8.3  Closing Deliveries by Buyer.  Buyer shall deliver to
Seller the following items:

       (a) Receipts. Receipts, to be executed by Seller and the Creditors' Committee at the closing, evidencing the payments to be made at the Closing pursuant to Section 2.1.

       (b)  Buyer Note.  The Buyer Note, duly executed by Buyer.

       (c) Guaranty. A guaranty in substantially in the form of Exhibit C, duly executed by Telxon Corporation, the parent corporation of Buyer.

       (d) Closing Certificates. One or more certificates on behalf of Buyer, dated the Closing Date and signed by an officer or similar authorized Representative of Buyer as to the satisfaction of the conditions set forth in Section 7.2.2, the receipt of all necessary corporate authorizations and certain other corporate organizational and incumbency matters.

       (e) Good Standing Certificate. A good standing certificate of Buyer issued by the Secretary of State of Delaware.

       (f) Mutual Release. A mutual release in the form attached as Exhibit B executed by Buyer.

       (g) Royalty Agreement. The Royalty Agreement, duly executed by Buyer.

                                  ARTICLE IX

                            POST-CLOSING COVENANTS

       9.1 Further Assurances. (a) After the Closing, Seller shall, from time to time, at the request of Buyer, execute and deliver or cause to be executed and delivered, to Buyer such other instruments of assignment, conveyance and transfer and take such other action as Buyer may reasonably request so as more effectively to sell, transfer, assign and deliver and vest in Buyer title to and possession of the Acquired Assets as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

       (b) After the Closing, Buyer shall from time to time, at the request of Seller, prepare, execute and deliver to Seller such other instruments of assumption and take such other action as Seller may reasonably request.

       9.2 Delivery of Property After Closing. From and after the Closing, Seller shall promptly transfer and deliver to Buyer, promptly after Seller's receipt thereof, any property which Seller may receive that belongs to Buyer.

       9.3 Seller's Name Change. From and after the Closing Date, Seller shall cease using, doing business or holding itself out under the name "Virtual Vision, Inc.," or any other name including the words "Virtual Vision"; and provided further, however, that Seller acknowledges that Buyer shall have sole control of all trademarks acquired under this Agreement, including the name "Virtual Vision."


                                   ARTICLE X

                         INDEMNIFICATION AND SURVIVAL

       10.1 Exclusive Remedies. Subject to Article VII, the remedies contained in this Article X shall be the sole remedies available to Buyer under this Agreement and applicable law for any breach of contract, tort or other theory of recovery against Seller in connection with this Agreement.

       10.2 Remedies Relating to Patent Rights. If the transfer to Buyer of title to or ownership of any of the Patents is not effective pursuant to this Agreement and the Confirmation Order, then Buyer shall be entitled to withhold payment of any remaining payments due under the $1,000,000 promissory note and the Royalty Agreement to the extent of Buyer's damages arising from such misrepresentation.

       10.3 Remedies Relating to Tangible Assets. If (a) the transfer to Buyer of title to or ownership of any tangible asset identified in Schedule 1.1.3 hereto is not effective pursuant to this Agreement and the Confirmation Order and (b) the damages suffered by Buyer as a result of (all) such failure(s) effectively to transfer (the) tangible asset(s) exceed(s) $50,000 in the aggregate, then Buyer shall be entitled to withhold payment of any remaining payments due under the $1,000,000 promissory note and the Royalty Agreement to the extent of Buyer's damages arising from such misrepresentation(s) in excess of $50,000 and up to $250,000.

       10.4 Arbitration. Buyer and Seller agree that all disputes under this Article shall be resolved by J. Todd Tracy, as sole arbitrator, pursuant to such rules or procedures of arbitration selected by Mr. Tracy in his sole discretion. The decision of the Arbitrator shall not be subject to review or appeal.

       10.5 Knowledge of Buyer. Buyer's rights to the remedies under this Article X shall not be affected by any investigation made by or on behalf of Buyer or whether or not Buyer relied upon any untrue or incorrect representation or warranty, except that Buyer shall not be entitled to indemnification for any Damages arising out of any inaccuracy of Seller's representations and warranties contained in Article IV to the extent actually known by Buyer prior to the date of this Agreement.

       10.6 Survival of Representations, Warranties and Covenants. (a) Each of the representations and warranties of the parties contained in this Agreement shall survive the Closing until 5:00 p.m., Eastern Daylight Time, on the third anniversary of the Closing Date (the "General Expiration Date"), at which time all such representations and warranties, and any cause of action arising out of any claim which is not asserted prior to the General Expiration Date, shall terminate and be of no further force and effect, except that the expiration of such representations and warranties shall not affect any right to pursue any claims (or any causes of action arising out of such claims) asserted by any party prior to the General Expiration Date.

       (b) The covenants and other agreements of the parties shall survive the Closing in accordance with their respective terms.


                                  ARTICLE XI

                            PRORATIONS AND EXPENSES

       11.1 Payrolls, Other Taxes and Expenses. (a) Except as otherwise expressly agreed by Buyer, payrolls, earned vacation pay, benefits and all employer-related taxes, contributions and fees of all persons employed by Seller for any and all periods of employment with Seller shall be borne and paid by Seller. Payrolls, vacation pay, if any, and all employer-related taxes, contributions and fees for all persons, if any, employed by Buyer for any and all periods of employment with Buyer shall be borne and paid by Buyer.

       (b) Seller shall be responsible for and shall pay the cost of all personal property transfer taxes, gross receipts, sales or use taxes, license and registration fees and expenses, if any, and all other charges of any Governmental Authority of or in the State of Washington applicable to or assessed on the transactions contemplated by this Agreement.

       (c) Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.


                                  ARTICLE XII

                           AMENDMENT AND TERMINATION

       12.1 Amendment. This Agreement may be amended only by an agreement or instrument in writing which refers to this Agreement and is duly executed by each of Buyer and Seller.

       12.2 Termination. (a) This Agreement may be terminated at any time prior to the Closing upon the mutual written agreement of Buyer and Seller.

       (b) Buyer may terminate this Agreement by written notice to Seller if Buyer is not in material breach of its obligations under this Agreement and if the Closing has not been consummated on or before July 31, 1995.

       (c) Subject to Section 7.1 above, Buyer may terminate this Agreement by written notice to Seller at any time prior to the Closing if a condition to its performance shall not be fulfilled or upon the occurrence of a material default or breach in any material respect of any representation, warranty, covenant, agreement or obligation by Seller, and such condition cannot be fulfilled or such default or breach cannot be cured at or prior to the Closing.

       12.3 Effect of Termination. In the event that this Agreement shall be terminated as provided in Section 12.2, all other obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto or its representatives to any other party or its representatives, except that nothing herein shall relieve any party from liability for fraud.

                                 ARTICLE XIII

                                 MISCELLANEOUS

       13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given and received upon receipt by personal delivery, telecopy or recognized overnight delivery service or three (3) calendar days after being mailed by registered or certified first class United States mail, return receipt requested, postage prepaid, and in each case addressed:

       (a)  if to Seller, to:

            Virtual Vision, Inc.
            c/o SHULKIN HUTTON, INC., P.S.
            1200 Third Avenue, Suite 1900
            Seattle, WA  98101-3066
             Attention:  J. Todd Tracy, Esq.
             Fax No. : (206) 682-9289

       (b)  if to the Creditors' Committee, to:

            STOEL RIVES
            3600 One Union Square
            600 University Street
            Seattle, WA  981013197
             Attention:  Bradford Anderson/David B. Levant
             Fax No. : (206) 386-7500

       (c)  if to Buyer, to:

            Vision Newco, Inc.
            3330 W. Market Street
            Akron, OH  44333
             Attention:  President
             Fax No.:  (216) 873-2240

            with a copy to:

            Goodman Weiss Miller Freedman
            100 Erieview Plaza
            Cleveland, Ohio  44114
             Attention:  Robert A. Goodman, Esq.
             Fax No. : (216) 363-5835

; provided, however, that if any party shall have designated a different address or telecopy number by notice to the other, then to the last address or telecopy number to be designated.

       13.2 Waivers. Seller may waive in writing compliance by Buyer with any of the terms contained in this Agreement (except such, if any, as may be imposed by Law). Buyer may waive in writing compliance by Seller with any of the terms contained in this Agreement (except such, if any, as may be imposed by Law).

Any waiver by Seller or Buyer of any breach of, or failure to comply with, any provision of this Agreement by another party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

       13.3 Assignment. This Agreement and the rights and duties hereunder shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties to this Agreement. Except for the assignment by Buyer of this Agreement and all or any of its rights and obligations hereunder to (a) any of its affiliates, (b) its secured lenders, or (c) any person who acquires (whether in a single transaction or a series of transactions and whether by operation of law or otherwise) all or substantially all of the assets of Buyer or at least a majority of the outstanding capital stock of Buyer (any of which assignments may be made without the consent of Seller), no party shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld.

       13.4 Complete Agreement. This Agreement, the Plan and the Confirmation Order set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by either party or any Representative of either party hereto.

       13.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Washington, without giving effect to the principles of conflicts of law thereof.

       13.6 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

       13.7 Counterparts. This Agreement may be executed by the parties to this Agreement in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

       13.8 Passage of Title and Risk of Loss. Legal title, equitable title and risk of loss with respect to the Acquired
Assets shall pass to Buyer at the Closing.

       13.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

       13.10 Construction. The headings of the Articles and Sections of this Agreement and in the Schedules and Exhibits to this Agreement are inserted for convenience of reference only and shall not be used in interpreting this Agreement. Unless specifically stated otherwise, references to Articles, Sections, Exhibits and Schedules refer to the Articles, Sections, Exhibits and Schedules to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                           VIRTUAL VISION, INC.


                           By: /s/ George Cone
                              Name:  George Cone
                              Title: President


                           VISION NEWCO, INC.


                           By:/s/ David B. Swank
                              Name:  David B. Swank
                              Title: Executive Vice President


                           THE OFFICIAL UNSECURED CREDITORS'
                           COMMITTEE OF VIRTUAL VISION, INC.


                           By: /s/ Alan J. Kuresman
                              Name:  Alan J. Kuresman
                              Title: Committee Representative